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EXHIBIT 99.1

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
Magna Entertainment and Caruso Affiliated announce joint venture for
Santa Anita Park mixed-use development

September 28, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MEC.A) Magna Entertainment Corp. (MEC) and Caruso Affiliated ("Caruso") today announced that certain MEC affiliates have entered into definitive operating agreements with certain Caruso affiliates regarding the proposed development of approximately 51 acres of undeveloped lands surrounding Santa Anita Park (the "Project"). Previously the subject of an April 2004 letter of intent, the Project contemplates a mixed-use development with approximately 800,000 square feet of retail, entertainment and restaurants as well as approximately 4,000 parking spaces.

The Project is expected to be presented to the Arcadia City Council early next year.

"We are delighted to be able to move forward with this joint venture first contemplated in early 2004. Rick Caruso has been a top developer for quite some time and the prospect of combining his development talents with our horseracing facility and track operations expertise is very exciting", said Frank Stronach, Chairman and Interim Chief Executive Officer of MEC. "Developing lands surrounding Santa Anita Park presents the opportunity for us to significantly enhance what is already a wonderful facility."

Santa Anita Park, which first opened for thoroughbred horse racing in 1934, is widely acclaimed as one of the most beautiful settings for racing. It is situated on approximately 305 acres of land approximately 14 miles northeast of Los Angeles. Famed for its art-deco style grandstand and view of the San Gabriel mountains, Santa Anita features a one-mile oval dirt track and a 7/8-mile turf course. Its grandstand seats 26,000 guests and the park-like grounds and infield area can accommodate over 50,000 guests. In addition, it has 61 barns capable of housing more than 2,000 horses, as well as a complete equine hospital.

"We are excited about the opportunity to combine our high-quality brand of outdoor retail and entertainment centers with the beauty and tradition of Santa Anita Park. We believe that the proposed project will bring a new vitality to the already exciting horseracing experience at Santa Anita Park, and that this joint venture will have great benefit for both companies and the surrounding community," said Rick J. Caruso, Founder and CEO of Caruso.

Consistent with MEC's and Caruso's equal funding requirements, each have a 50% ownership interest in the joint venture, which will lease the lands underlying the Project from MEC under a long-term lease. Caruso will secure financing, act as property manager and be responsible for leasing activities during and after the Project's construction.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This news release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The forward looking statements that involve risks and uncertainties, include, without limitation, statements about the potential success of the development of lands surrounding Santa Anita Park.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analysis made in light of our perception of current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
 Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE Magna Entertainment and Caruso Affiliated announce joint venture for Santa Anita Park mixed-use development